Exhibit 99.1

NCS Multistage Holdings, Inc. 19450 State Highway 249, Suite 200 Houston, Texas 77070

PRESS RELEASE

NCS MULTISTAGE HOLDINGS, INC. ANNOUNCES SECOND QUARTER 2017 RESULTS

Second Quarter Highlights

•	Total revenue of $36.9 million, a 227% year-over-year increase
•	Net loss attributable to NCS of $(4.5) million, a $4.1 million improvement from the prior year
•	Net loss attributable to NCS of $(0.11) per diluted share; ($0.09) adjusted net loss per diluted share
•	Adjusted EBITDA of $4.8 million, a $7.3 million improvement from the prior year, and an Adjusted EBITDA margin of 13%
•	Total liquidity of $130.0 million, comprised of $80.0 million in cash on hand and $50.0 million of revolver capacity

August 8, 2017 - Houston, Texas – NCS Multistage Holdings, Inc. (NASDAQ: NCSM) (“NCS” or the “Company”), a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies, today announced its results for the quarter ended June 30, 2017.

Financial Review

Revenues were $36.9 million for the quarter, an increase of $25.6 million, or 227% as compared to the second quarter of 2016. This increase was primarily attributable to an increase in the sale of completions products and services due to higher customer drilling and well completion activity as a result of an improved commodity price environment in the second quarter of 2017 as compared to the second quarter of 2016.

On a sequential basis, total revenues fell by 37% as compared to the first quarter, with a 60% sequential decline in Canadian revenues offset by sequential revenue increases from our U.S. and international operations. The 37% sequential revenue decline is an improvement as compared to the 51% sequential revenue decline during the same period in 2016, with the improvement driven primarily by higher contributions from the less-seasonal U.S. and international markets and the Canadian Deep Basin.

Net loss attributable to NCS was $(4.5) million, or $(0.11) diluted loss per share for the quarter ended June 30, 2017, which included a net expense of $1.0 million ($0.8 million after tax, or $0.02 per diluted share) related to the write-off of debt issuance costs, IPO-related professional expenses, realized and unrealized foreign currency gains and losses and the change in fair value of contingent consideration.  Adjusted net loss attributable to NCS, which excludes these items, was $(3.7) million or $(0.09) per diluted share. This compares to a net loss attributable to NCS of $(8.6) million, or $(0.25) diluted loss per share in the second quarter of 2016, which included a net expense of $0.6 million ($0.4 million after tax, or $0.01 per diluted share) related to restructuring charges and realized and unrealized foreign currency gains and losses. Adjusted net loss attributable to NCS, which excludes these items, was $(8.2) million or $(0.24) per diluted share.

Adjusted EBITDA was $4.8 million for the quarter, an increase of $7.3 million as compared to the second quarter of 2016. Adjusted EBITDA margin for the second quarter of 2017 was 13%, as compared to (22%) for the second quarter of 2016.

For the first half of 2017, the Company reported revenues of $95.5 million, an increase of $61.1 million, or 178% as compared to the first half of 2016. Net income attributable to NCS of $2.1 million in the first half of 2017 compares to a net loss of $(16.7) million in the first half of 2016. Adjusted EBITDA of $24.0 million for the first half of 2017 was an increase of $23.8 million as compared to the first half of 2016.

NCS completed its initial public offering of its common stock on May 3, 2017, thus a portion of the second quarter of 2017 reflects a period during which the Company was privately-owned.

Capital Expenditures and Liquidity

The Company spent $2.2 million in capital expenditures, net, during the second quarter of 2017. These expenditures were made to support the growth of the business, including certain investments to increase sliding sleeve production capacity.

As of June 30, 2017, the Company had $80.0 million in cash, total availability under its revolving facility of $50.0 million and $3.2 million in total debt.

NCS’s Chief Executive Officer, Robert Nipper, commented, “I am very pleased with our performance in the second quarter. We continue to execute on our strategy to grow our customer base in all of our core geographies, which resulted in record second quarter volumes for NCS across sliding sleeve and AirLock sales as well as wells completed. With the successful completion of our IPO, we are well-positioned to continue to bring innovative products and services to our customers to help them optimize completion designs and field development strategies. I’d like to thank all of our employees for their tremendous efforts during this exciting time for NCS.”

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net (Loss) Earnings per Diluted Share are non-GAAP financial measures. For an explanation of these measures and a reconciliation, refer to “Non-GAAP Financial Measures” below.

Conference Call

The Company will host a conference call to discuss its second quarter 2017 results on Wednesday, August 9, 2017 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 400-1696. To join the conference call from outside of the United States, participants may dial (703) 736-7385. The conference access code is 58076646. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investors section of the Company’s website, http://www.ncsmultistage.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside of the United States. The conference call replay access code is 58076646. The replay will also be available in the Investors section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About NCS Multistage Holdings, Inc.

NCS Multistage Holdings, Inc. is a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies. The Company provides products and services to exploration and production companies for use in horizontal wells in unconventional oil and natural gas formations throughout North America and in selected international markets, including Argentina, China and Russia. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol “NCSM.” Additional information is available on the Company’s website, www.ncsmultistage.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to declines in the level of oil and natural gas exploration and production activity within Canada and the United States oil and natural gas price fluctuations; loss of significant customers; inability to successfully implement our strategy of increasing sales of products and services into the United States; significant competition for our products and services; our inability to successfully develop and implement new technologies, products and services; our inability to protect and maintain critical intellectual property assets; currency exchange rate fluctuations; impact of severe weather conditions; restrictions on the availability of our customers to obtain water essential to the drilling and hydraulic fracturing processes; our failure to identify and consummate potential acquisitions; our inability to accurately predict customer demand; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in legislation or regulation governing the oil and natural gas industry, including restrictions on emissions of GHGs; failure to comply with federal, state and local and non-U.S. laws and other regulations; loss of our information and computer systems; system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information; our failure to establish and maintain effective internal control over financial reporting; our success in attracting and retaining qualified employees and key personnel; our inability to satisfy technical requirements and other specifications under contracts and contract tenders and other factors discussed or referenced in our filings made from time to time with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

Ryan Hummer

Chief Financial Officer

(281) 453-2222

IR@ncsmultistage.com

NCS MULTISTAGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues
Product sales	$29,397	$8,747	$74,971	$25,959
Services	7,460	2,534	20,522	8,429
Total revenues	36,857	11,281	95,493	34,388
Cost of sales
Cost of product sales, exclusive of depreciation and amortization expense shown below	15,733	4,936	40,448	14,485
Cost of services, exclusive of depreciation and amortization expense shown below	3,152	1,553	7,791	4,699
Total cost of sales, exclusive of depreciation and amortization expense shown below	18,885	6,489	48,239	19,184
Selling, general and administrative expenses	16,163	8,417	28,935	16,872
Depreciation	678	450	1,242	902
Amortization	5,973	6,092	11,995	11,863
Change in fair value of contingent consideration	767	—	767	—
(Loss) income from operations	(5,609)	(10,167)	4,315	(14,433)
Other income (expense)
Interest expense, net	(2,007)	(1,590)	(3,516)	(3,056)
Other income (expense), net	64	(37)	1,038	(11)
Foreign currency exchange gain (loss)	1,952	(451)	1,011	(6,329)
Total other income (expense)	9	(2,078)	(1,467)	(9,396)
(Loss) income before income tax	(5,600)	(12,245)	2,848	(23,829)
Income tax (benefit) expense	(855)	(3,655)	1,245	(7,113)
Net (loss) income	(4,745)	(8,590)	1,603	(16,716)
Net loss attributable to non-controlling interest	254	—	456	—
Net (loss) income attributable to NCS Multistage Holdings, Inc.	$(4,491)	$(8,590)	$2,059	$(16,716)
(Loss) earnings per common share
Basic (loss) earnings per common share attributable to NCS Multistage Holdings, Inc.	$(0.11)	$(0.25)	$0.05	$(0.49)
Diluted (loss) earnings per common share attributable to NCS Multistage Holdings, Inc.	$(0.11)	$(0.25)	$0.05	$(0.49)
Weighted average common shares outstanding
Basic	40,198	34,001	37,119	34,010
Diluted	40,198	34,001	40,188	34,010

NCS MULTISTAGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$79,991	$18,275
Accounts receivable—trade, net	36,656	32,116
Inventories	22,382	17,017
Prepaid expenses and other current assets	1,561	2,445
Other current receivables	1,284	3,053
Deferred income taxes, net	—	2,116
Total current assets	141,874	75,022
Noncurrent assets
Property and equipment, net	18,307	9,759
Goodwill	141,439	122,077
Identifiable intangibles, net	113,910	118,697
Deposits and other assets	1,491	1,272
Total noncurrent assets	275,147	251,805
Total assets	$417,021	$326,827
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable—trade	$10,623	$10,258
Accrued expenses	4,749	3,290
Income taxes payable	4,763	—
Other current liabilities	1,975	3,223
Current maturities of long-term debt	2,059	772
Total current liabilities	24,169	17,543
Noncurrent liabilities
Long-term debt, less current maturities	1,133	88,394
Other long-term liabilities	8,493	717
Deferred income taxes, net	32,825	42,695
Total noncurrent liabilities	42,451	131,806
Total liabilities	66,620	149,349
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 1 share authorized, issued, and outstanding at	—	—
June 30, 2017 and December 31, 2016, respectively
Common stock, $0.01 par value, 225,000,000 shares authorized, 43,574,326 shares issued and 43,555,978 shares outstanding at June 30, 2017 and 54,000,000 shares authorized,
34,024,326 shares issued and 34,005,978 shares outstanding at December 31, 2016	436	340
Additional paid-in capital	388,243	237,566
Accumulated other comprehensive loss	(74,422)	(82,015)
Retained earnings	23,821	21,762
Treasury stock, at cost; 18,348 shares at June 30, 2017 and at December 31, 2016	(175)	(175)
Total stockholders’ equity	337,903	177,478
Non-controlling interest	12,498	—
Total equity	350,401	177,478
Total liabilities and stockholders' equity	$417,021	$326,827

NCS MULTISTAGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities
Net income (loss)	$1,603	$(16,716)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,237	12,765
Amortization of deferred loan cost	289	366
Share-based compensation	1,836	670
Deferred income tax benefit	(8,577)	(5,148)
(Gain) loss on sale of property and equipment	(44)	4
Foreign exchange (gain) loss on financing item	(1,780)	6,141
Write-off of deferred loan costs	1,422	—
Change in fair value of contingent consideration	767	—
Changes in operating assets and liabilities:
Accounts receivable—trade	(3,598)	15,530
Inventories	(4,866)	2,003
Prepaid expenses and other assets	(601)	(233)
Accounts payable—trade	60	(2,615)
Accrued expenses	1,407	(144)
Other liabilities	(679)	38
Income taxes receivable/payable	6,564	(1,775)
Net cash provided by operating activities	7,040	10,886
Cash flows from investing activities
Purchases of property and equipment	(3,873)	(301)
Proceeds from sales of property and equipment	137	215
Proceeds from short-term note receivable	1,000	—
Acquisition of business, net of cash acquired	(5,996)	—
Net cash used in investing activities	(8,732)	(86)
Cash flows from financing activities
Equipment note borrowings	1,533	—
Payments on equipment note	(80)	—
Promissory note borrowings	2,955	—
Payments on promissory note	(1,216)	—
Payment of deferred loan cost related to new credit agreement	(683)	—
Payments related to public offering	(2,178)	—
Proceeds from related party note receivable	752	—
Repayment of term note	(89,077)	—
Purchases of treasury stock	—	(175)
Proceeds from issuance of common stock, net of offering costs	151,356	50
Net cash provided by (used in) financing activities	63,362	(125)
Effect of exchange rate changes on cash and cash equivalents	46	675
Net change in cash and cash equivalents	61,716	11,350
Cash and cash equivalents beginning of period	18,275	9,545
Cash and cash equivalents end of period	$79,991	$20,895

NCS MULTISTAGE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

EBITDA is defined as net income (loss) before interest expense, net, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items which we believe are not reflective of ongoing performance or which, in the case of share-based compensation, are non-cash in nature. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues. Adjusted Net (Loss) Earnings per Diluted Share is defined as net income (loss) attributable to NCS Multistage Holdings, Inc. adjusted to exclude certain items which we believe are not reflective of ongoing performance. We believe that Adjusted EBITDA and Adjusted Net (Loss) Earnings per Diluted Share are important measures that exclude costs that management believes do not reflect our ongoing operating performance and, in the case of Adjusted EBITDA, certain costs associated with our capital structure. Accordingly, Adjusted EBITDA and Adjusted EBITDA margin are key metrics that management uses to assess the period-to-period performance of our core business operations. We believe that presenting Adjusted EBITDA and Adjusted EBITDA margin enables investors to assess our performance from period to period using the same metrics utilized by management and that Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net (Loss) per Diluted Share enable investors to evaluate our performance relative to other companies that are not subject to such factors.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net (Loss) Earnings per Diluted Share (our “non-GAAP financial measures”) are not defined under generally accepted accounting principles (“GAAP”), are not measures of net income, income from operations or any other performance measure derived in accordance with GAAP, and are subject to important limitations. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP. Our non-GAAP financial measures have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our financial performance as reported under GAAP and they should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP as measures of operating performance or as alternatives to cash flow from operating activities as measures of our liquidity.

The tables below set forth reconciliations of our non-GAAP financial measures to the most directly comparable measure of financial performance calculated under GAAP:

ADJUSTED NET (LOSS) EARNINGS PER DILUTED SHARE

	Three Months Ended				Six Months Ended
	June 30, 2017		June 30, 2016		June 30, 2017		June 30, 2016
	Effect on Net Loss (After- Tax)	Impact on Diluted Earnings Per Share	Effect on Net Loss (After- Tax)	Impact on Diluted Earnings Per Share	Effect on Net Income (After- Tax)	Impact on Diluted Earnings Per Share	Effect on Net Loss (After- Tax)	Impact on Diluted Earnings Per Share
Net (loss) income attributable to NCS Multistage Holdings, Inc.	$(4,491)	$(0.11)	$(8,590)	$(0.25)	$2,059	$0.05	$(16,716)	$(0.49)
Adjustments (after tax)
Write-off of debt issuance costs (a)	1,076	0.03	—	—	1,070	0.03	—	—
Restructuring charges (b)	—	—	103	—	—	—	176	—
IPO-related professional expense (c)	580	0.01	—	—	1,692	0.04	—	—
Realized and unrealized (gains) losses (d)	(1,480)	(0.03)	316	0.01	(826)	(0.02)	4,441	0.13
Change in fair value of contingent consideration (e)	580	0.01	—	—	577	0.01	—	—
Adjusted net (loss) income attributable to NCS Multistage Holdings, Inc.	$(3,735)	$(0.09)	$(8,171)	$(0.24)	$4,572	$0.11	$(12,099)	$(0.36)

_____________________

(a)

Includes the remaining debt issuance costs of $1,422 related to the prior credit agreement that were expensed when the debt was repaid with a portion of our net proceeds from the initial public offering of shares of our common stock (“IPO”) during the three months ended June 30, 2017.

(b)	Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of our restructuring initiatives.
(c)	Represents costs of professional services incurred in connection with our IPO.
(d)	Represents realized and unrealized foreign currency translation gains and losses primarily in respect of our indebtedness.
(e)	Represents the change in the fair value of the earn-out associated with the Repeat Precision, LLC acquisition.

NCS MULTISTAGE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net (loss) income	$(4,745)	$(8,590)	$1,603	$(16,716)
Income tax (benefit) expense	(855)	(3,655)	1,245	(7,113)
Interest expense, net (a)	2,007	1,590	3,516	3,056
Depreciation	678	450	1,242	902
Amortization	5,973	6,092	11,995	11,863
EBITDA	3,058	(4,113)	19,601	(8,008)
Share-based compensation (b)	1,499	339	1,836	670
Restructuring charges (c)	—	148	—	251
Professional fees (d)	1,155	184	2,946	260
Unrealized foreign currency loss (e)	19,361	729	19,440	6,633
Realized foreign currency gain (f)	(21,313)	(278)	(20,451)	(304)
Change in fair value of contingent consideration (g)	767	—	767	—
Other (h)	246	501	(136)	698
Adjusted EBITDA	$4,773	$(2,490)	$24,003	$200
Adjusted EBITDA Margin	13%	(22%)	25%	1%

_____________________

(a)

Includes the remaining debt issuance costs of $1,422 related to the prior credit agreement that were expensed when the debt was repaid with a portion of our net proceeds from the IPO during the three months ended June 30, 2017.

(b)	Represents non-cash compensation charges related to share-based compensation granted to our officers, employees and directors.
(c)	Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of our restructuring initiatives.
(d)	Represents costs of professional services incurred in connection with our IPO, refinancings and the evaluation of proposed acquisitions.
(e)	Represents unrealized foreign currency translation gains and losses primarily in respect of our indebtedness.
(f)	Represents realized foreign currency translation gains and losses with respect to principal and interest payments related to our indebtedness.
(g)	Represents the change in the fair value of the earn-out associated with the Repeat Precision, LLC acquisition.
(h)

Represents the impact of a research and development subsidy that is included in income tax expense (benefit) in accordance with GAAP, fees incurred in connection with refinancing our credit facilities, arbitration awards, board of directors fees and travel expenses prior to our initial public offering as permitted by the terms of our prior credit agreement and other charges and credits. The board of directors fees and travel expenses were previously reported on a separate line item, however with the repayment of our prior credit facility, we will not be including such fees and travel expenses incurred in periods following our IPO when calculating Adjusted EBITDA.

NCS MULTISTAGE HOLDINGS, INC.

REVENUE BY GEOGRAPHIC AREA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
United States
Product Sales	$12,815	$2,319	$25,128	$5,250
Services	2,588	1,052	5,350	2,235
Total United States	15,403	3,371	30,478	7,485
Canada
Product Sales	12,422	5,943	44,612	19,982
Services	4,059	1,174	13,541	5,467
Total Canada	16,481	7,117	58,153	25,449
Other Countries
Product Sales	4,160	485	5,231	727
Services	813	308	1,631	727
Total Other Countries	4,973	793	6,862	1,454
Total
Product Sales	29,397	8,747	74,971	25,959
Services	7,460	2,534	20,522	8,429
Total	$36,857	$11,281	$95,493	$34,388